Filed Pursuant to Rule 424(b)(3)
                                                         File No.: 333-140720-03

PROSPECTUS SUPPLEMENT DATED June 29, 2007   (To Prospectus dated March 14, 2007)

                             BCAP LLC Trust 2007-AA4
                                (Issuing Entity)
                                    BCAP LLC
                                   (Depositor)
                                Barclays Bank PLC
                                    (Sponsor)
                               Sutton Funding LLC
                                    (Sponsor)
                           $777,910,000 (Approximate)
               Mortgage Pass-Through Certificates, Series 2007-AA4

      This is a supplement to the prospectus supplement dated June 29, 2007 (the "Prospectus Supplement") to the Prospectus dated March 14, 2007 (the "Prospectus") relating to the BCAP LLC Trust 2007 AA4 Mortgage Pass-Through Certificates, Series 2007-AA4.

      Capitalized terms used in this supplement but not defined in this supplement shall have the meanings given them in the Prospectus Supplement.

      The Prospectus attached to the Prospectus Supplement is hereby amended as follows:

      The first sentence under the heading "Incorporation of Certain Documents By Reference" is hereby deleted in its entirety and replaced with the following:
"With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports (other than annual reports on Form 10-K) filed or caused to be filed by the depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities."

                                Barclays Capital
                  The date of this supplement is March 28, 2008